                                EXHIBIT 11.01
                                -------------


                                                                               Year Ended September 30
                                                                            1997                     1996

PRIMARY
Weighted average common shares outstanding                                     4,933,939                 3,360,213
Dilutive stock options and warrants - based on the Treasury
   Stock Method using the average market price                                       N/A                   219,844
                                                                         ---------------          ----------------

Adjusted weighted average common shares outstanding                            4,933,939                 3,580,057
                                                                         ---------------          ----------------


Net income (loss)                                                        $   (11,498,379)         $        451,690
                                                                         ---------------          ----------------

Income (loss) per common share                                           $         (2.33)         $           0.13
                                                                         ---------------          ----------------


FULLY DILUTED

Weighted average common shares outstanding                                     4,933,939                 3,360,213
Dilutive stock options and warrants - based on the Treasury
   Stock Method using the average market price                                       N/A                   437,277
                                                                         ---------------          ----------------

Adjusted weighted average common shares outstanding                            4,933,939                 3,797,490
                                                                         ---------------          ----------------

Net income (loss)                                                        $   (11,498,379)         $        451,690
                                                                         ---------------          ----------------

Income (loss) per common share                                           $         (2.33)         $           0.12
                                                                         ---------------          ----------------







                                       1